Exhibit 99.1

PRESS RELEASE

For Immediate Release:  January 17, 2006

Contact:
Valerie Newsom
Phone:	432.684.0301
Email:	vnewsom@caprockenergy.com

Cap Rock Energy Corporation Announces Special Meeting Date

MIDLAND, Texas—Cap Rock Energy Corporation (AMEX: RKE) has scheduled a special meeting of shareholders for March 10, 2006, and set the record date for voting at that special meeting as January 25, 2006.  The purpose of the special meeting of shareholders is to vote on the proposed acquisition of the Company by Cap Rock Holding Corporation, an affiliate of Lindsay Goldberg & Bessemer L.P.

On November 4, 2005, Cap Rock Energy entered into an agreement and plan of share exchange with Cap Rock Holding Corporation.  Subject to the terms and conditions set forth in the agreement, Cap Rock Holding Corporation will acquire all the outstanding shares of Cap Rock Energy common stock for $21.75 per share.  For more information, please see Cap Rock Energy’s public filings with the Securities and Exchange Commission, which are publicly available at www.sec.gov.